Exhibit 99.2


                           FREMONT FIRST NATIONAL BANK

                         1994 EMPLOYEE STOCK OPTION PLAN

                                   I. Purpose

        Fremont First National Bank (the "Bank") desires to afford certain of its key employees and the key employees of any subsidiary of the Bank or parent of the Bank now existing or hereafter formed or acquired who are responsible for the continued growth of the Bank an opportunity to acquire a proprietary interest in the Bank, and thus to create in such key employees an increased interest in and a greater concern for the welfare of the Bank.

        The stock options ("Options") offered pursuant to this 1994 Employee Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

        The Bank, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

        The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Bank makes no warranty as to the qualifications of any Option as an Incentive Option.

                     II. Amount of Stock Subject to the Plan

        The total number of shares of stock of the Bank which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 16,800 shares of the authorized stock, $12.50 par value per share (the "Shares").

        Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Bank's treasury, or both, at the discretion of the Bank. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

        Except as provided in Article XIX, the Bank may, from time to time during the period beginning April 21, 1994 (the "Effective Date") and ending April 20, 2004 (the "Termination Date"), grant Options to certain key employees of the Bank, or of any subsidiary of the Bank or parent of the Bank now existing or hereafter formed or acquired, under the terms hereinafter set forth.

        The terms "subsidiary of the Bank" and "parent of the Bank" as used herein shall have the same meaning as the term "subsidiary corporation" and "parent corporation" as defined in Sections 424(f) and 424(e), respectively, of the Code.

                               III. Administration

        The board of directors of the Bank (the "Board of Directors") shall designate from among its members a committee (the "Committee"), which shall consist of no fewer than three members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to administer the Plan. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

        Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that, with respect to the participation in the Plan by employees who are members of the Board of Directors, as the case may be, such powers and functions of the Committee may be exercised by the Board of Directors only if, at the time of such exercise, a majority of the members of the Board of Directors and a majority of the directors acting in the particular matter, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

        Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to determine the employees to whom Options shall be granted, the time when such Options shall be granted to employees, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions thereof.

        Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, also shall have authority to construe the Plan Options granted thereunder, to amend the Plan and Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

        The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

        The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Bank. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                 IV. Eligibility

        Participants in the Plan shall be those salaried key employees and officers of the Bank or of any subsidiary of the Bank or parent of the Bank (including officers and employees who are also directors of the Bank or any subsidiary of the Bank or parent of the Bank), who are selected by the Committee from time to time. A Director of the Bank who is not also a regular salaried employee of the Bank will not be eligible to receive an Option. Any person who shall have retired from the active employment by the Bank, although such person shall have entered into a consulting contract with the Bank, shall also not be eligible to receive an Option.

        No incentive stock option shall be granted to an employee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Bank or any subsidiary of the Bank or parent of the Bank; provided, however, that an incentive option may be granted to such an employee if, at the time such incentive stock option is granted, the option exercise price is no less than the greater of either: (a) the par value of the stock, or (b) one hundred ten percent (110%) of the fair market value of the stock subject to the option at the time the option is granted, and provided such option is by its terms not exercisable after the expiration of five (5) years from the date such option is granted.

                    V. Maximum Allotment of Incentive Options

        No employee shall be granted Incentive Options to purchase shares of stock of the Bank or of any subsidiary of the Bank or parent of the Bank or any combination thereof, if the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Bank and any parent of the Bank or subsidiary of the Bank exceeds $100,000. For purposes of this limitation, the fair market value of stock is determined as of the time the Option is granted.

                          VI. Option Price and Payment

        The price for each Share purchasable under any Option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall, in its best judgment, determine on the basis of facts and circumstances to be not less than the greater of either: (a) the par value of the stock, or (b) one hundred percent (100%) of the fair market value per Share at the date the Option is granted, or one hundred ten percent (110%) of the fair market value per share if required for issuance of an Incentive Stock Option to a ten percent (10%) shareholder, as provided in Article IV. Provided, however, that current management shall not be granted stock options at less than $25 per share (the initial offering price) regardless of what the par value or fair market value is.

        If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not so listed or quoted, the fair market value shall be determined in accordance with a method approved by the Board of Directors or the Committee.

        For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

        Upon the exercise of an Option granted hereunder, the Bank shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Bank shares of stock of the Bank owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                              VII. Use of Proceeds

        The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Bank and used for its general corporate purposes as the Board of Directors shall determine.

             Term of Option and Limitations on The Right of Exercise

        Unless the Board of Directors or the Committee, as the case may be, shall determine otherwise (in which event the instrument evidencing the Option granted hereunder shall so specify), any Incentive Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option (five (5) years in the case of a more than ten percent (10%) shareholder) at such times and in such amounts as the Board of Directors or the Committee shall determine at such date of grant.

        Any Non-Qualified Option granted hereunder shall be exercisable at such time, in such amounts and during such period or periods as the Board of Directors or the Committee, as the case may be, shall determine at the date of the grant of such Option.

        The  Board  of  Directors  or the  Committee  shall  have  the  right to
accelerate,   in  whole  or  in  part,  from  time  to  time,  conditionally  or unconditionally, rights to exercise any Option granted hereunder.

        To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part. If any Option granted hereunder shall terminate prior to the Termination Date, the Board of Directors or the Committee, as the case may be, shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible employee, but any such grant of an additional Option shall be made prior to the close of business on the Termination Date.

        In no event shall an Option granted hereunder be exercised for a fraction of a share.

                             IX. Exercise of Options

        Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Bank at the principal business office of the Bank, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XIX, the Bank shall cause certificates for the Shares so purchased to be delivered to the optionee at the principal business office of the Bank, against payment of the full purchase price, on the date specified in the notice of exercise.

                        X. Nontransferability of Options

        No Option granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

                          XI. Termination of Employment

        Upon termination of employment of any employee with the Bank and any subsidiary of the Bank or parent of the Bank, any Option previously granted to the employee, unless otherwise specified by the Board of Directors or the Committee, as the case may be, in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

                (a) If the employee shall die while in the employ of such corporation or during the one (1) year period specified in clause (b) below (disability), all Options granted to such employee and outstanding on the date of the employee's death shall become immediately exercisable by the estate, or by the personal representative of such employee, or such person who acquired such option by bequest or inheritance or by reason of the death of the employee, at any time within one (1) year from the date of death or upon the expiration date of any such option, whichever first occurs; and

                (b) If the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's retirement, disability (as described in Section 22(e)(3) of the Code), voluntary termination or dismissal by the employer, and while such employee is entitled to exercise such Option as herein provided, such employee shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors or the Committee, as the case may be, in such Option, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement, voluntary termination or dismissal and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

        In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

        If an Option granted hereunder shall be exercised by the estate or by the legal representative of a deceased employee or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

        For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

        A termination  of  employment  shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Bank to employment by a subsidiary of the Bank or parent of the Bank or (ii) the transfer of an employee from employment by a subsidiary of the Bank or a parent of the Bank to employment by the Bank or by another subsidiary or parent of the Bank.

            XII. Adjustment of Shares; Effect of Certain Transactions

        In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Bank, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall, after any such change, refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors or the Committee, as the case may be, shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares for which Options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors or the Committee, as the case may be, as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 425(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

        In the event of a change in control of the Bank, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Bank occurs if:

                (a) Any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing twenty percent or more of the combined voting power of the Bank's outstanding securities then entitled to vote for the election of directors; or

                (b) A majority of the members of the Bank's Board of Directors become individuals other than Continuing Directors. A "Continuing Director" means any original member and any later appointed or elected member of the Board of Directors specifically designated as a Continuing Director at a meeting of the Board of Directors at which a majority of the votes cast in favor of such person being designated a Continuing Director were cast by Continuing Directors; or

                (c) The Board of Directors shall approve the sale of all or substantially all of the assets of the Bank; or

                (d) The Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or
        (b).

                       XIII. Right to Terminate Employment

        The Plan shall not impose any obligation on the Bank or on any subsidiary of the Bank or parent of the Bank to continue the employment of any holder of an Option; and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Bank or of any subsidiary of the Bank or parent of the Bank.

                     XIV. List of Shares and Related Matters

        If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

                            XV. Amendment of the Plan

        The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Bank, that will: (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XII), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article VI, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.

                   XVI. Termination or Suspension of the Plan

        The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Article XIX or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any Options granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

                               XVII. Governing Law

        The Plan, such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington.

                            XVIII. Partial Invalidity

        The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

                               XIX. Effective Date

        The Effective Date of the Plan shall be April 21, 1994, the date on which the Plan was adopted by the Board of Directors; provided, however, that if the Plan is not approved by a vote of the shareholders of the Bank at an annual meeting or any special meeting within twelve (12) months before or after the Effective Date, the Plan and any Options granted thereunder shall terminate.


        Approved by the Board of Directors on April 21, 1994.
        Approved by the Shareholders on May 12, 1994.